Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Core U.S. Aggregate Bond ETF (ISHAGG) iShares 1-3 Year Credit Bond ETF (ISHCRED1-3) iShares Edge U.S. Fixed Income Balanced Risk ETF (ISHFIBR) iShares iBonds Dec 2019 Term Corporate ETF (ISHIBDK) iShares Intermediate Government/Credit Bond ETF (ISHIGOVCR)
BlackRock Alternative Strategies Fund - Trading Account
(ACS-TRD)
BlackRock Allocation Target Shares: Series S Portfolio
(BATSS)
BlackRock Multi-Asset Income - Investment Grade Portfolio
(BR-INC-IG)
BlackRock Multi Asset Income - Passive Fixed Income
Portfolio (BR-INC-PFI)
CoreAlpha Bond Master Portfolio (MIP_CORA)
AST BlackRock Global Strategies Portfolio (Core Active)
(PRU-AA-CAB)


The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
06-02-2016

Security Type:
BND/CORP


Issuer
Citigroup Inc. (2019)

Selling
Underwriter
Citigroup Global Markets Inc

Affiliated
Underwriter(s)
[x] PNC Capital Markets LLC
[ ] Other:
List of
Underwriter(s)
Citigroup Global Markets Inc., Credit
Agricole Securities (USA) Inc., Credit
Suisse Securities (USA) LLC, Deutsche Bank
Securities Inc., Lloyds Securities Inc.,
Natixis Securities Americas LLC, SMBC
Nikko Securities America, Inc., TD
Securities (USA) LLC, UniCredit Capital
Markets LLC, Wells Fargo Securities, LLC,
ABN AMRO Securities (USA) LLC, Academy
Securities, Inc., ANZ Securities, Inc.,
Apto Partners, LLC, Barclays Capital Inc.,
BB&T Capital Markets, a division of BB&T
Securities, LLC, BBVA Securities Inc.,
Cabrera Capital Markets, LLC, CastleOak
Securities, L.P., Citizens Capital Markets
Inc., CV Brokerage Inc., Danske Markets
Inc., Guzman & Company, ING Financial
Markets LLC, Mitsubishi UFJ Securities
(USA), Inc., Mizuho Securities USA Inc.,
Multi-Bank Securities, Inc., Penserra
Securities LLC, PNC Capital Markets LLC,
RBC Capital Markets, LLC, Samuel A.
Ramirez & Company, Inc., SG Americas
Securities, LLC, U.S. Bancorp Investments,
Inc.


Transaction Details
Date of Purchase
06-02-2016


Purchase
Price/Share
(per share / %
of par)
$99.948

Total
Commission,
Spread or
Profit
0.250%


1.	Aggregate Principal Amount Purchased
(a+b)
$100,900,000

a.	US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$23,085,000

b.	Other BlackRock Clients
$77,815,000

2.	Aggregate Principal Amount of
Offering
$1,000,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.1009


Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction
types (see Definitions):
[x]	U.S. Registered Public Offering	[Issuer must have
3 years of continuous operations]
[ ]	Eligible Rule 144A Offering	[Issuer must have 3
years of continuous operations]
[ ]	Eligible Municipal Securities
[ ]	Eligible Foreign Offering	[Issuer must have 3
years of continuous operations]
[ ]	Government Securities Offering	[Issuer must
have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)

[x]	The securities were purchased before the end of the
first day on which any sales were made, at a price that
was not more than the price paid by each other purchaser
of securities in that offering or in any concurrent
offering of the securities; and
[ ]	If the securities are offered for subscription upon
exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)

[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)

[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by:
Dipankar Banerjee
Date: 06-06-2016
Global Syndicate Team Member




Approved by:
Steven DeLaura
Date: 06-06-2016
Global Syndicate Team Member